As filed with the Securities and Exchange Commission on June 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	75-3264870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Fifth Avenue – 20th Floor New York, New York	10110
(Address of Principal Executive Offices)	(Zip Code)

Vince Holding Corp. Amended and Restated 2013 Omnibus Incentive Plan

(Full title of the plan)

Brendan Hoffman

Chief Executive Officer

Vince Holding Corp.

500 Fifth Avenue—20th Floor

New York, New York 10110

(323) 421-5980

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Ben A. Stacke, Esq.
Griffin D. Foster, Esq.

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Vince Holding Corp. (the “Company”) is filing this Registration Statement on Form S-8 (this "Registration Statement") to register an additional 1,000,000 shares of common stock, $0.01 par value per share ("Common Stock"), available for issuance under the Company’s Amended and Restated 2013 Omnibus Incentive Plan (the “Vince 2013 Plan”). The increase in the number of shares of Common Stock authorized for issuance under the Vince 2013 Plan was approved at the Company's Annual Meeting of Stockholders held on June 4, 2026, as previously reported on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2026. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 related to the Vince 2013 Plan filed with the Commission on November 22, 2013 (File No. 333-192500) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

All references to the Common Stock provided in this Registration Statement reflect the number of shares subsequent to the Company’s 10-to-1 reverse stock split whereby every 10 shares of the Company’s issued and outstanding Common Stock were automatically converted into one share of Common Stock. The reverse stock split became effective on October 23, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

(a)
The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on April 16, 2026 (the "Annual Report");
(b)
The Company’s Current Reports on Form 8-K filed with the Commission on March 19, 2026 and June 8, 2026; and
(c)
The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on October 20, 2025 including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all shares of Common Stock offered hereby have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	Form	Exhibit	Filing Date	Filed Herewith
4.1	Amended & Restated Certificate of Incorporation of the Company	8-K	8-K	3.1	11/27/2013
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company	8-K	8-K	3.1	10/24/2017
4.3	Third Amended & Restated Bylaws of the Company	8-K	8-K	3.1	4/7/2025
4.4	Form of Stock Certificate of the Company	10-K	10-K	4.1	4/25/2018
5.1	Opinion of Faegre Drinker Biddle & Reath LLP					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Vince Holding Corp.					X
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)					X
24.1	Powers of Attorney (included on signature page hereto)					X
99.1	Vince Holding Corp. Amended & Restated 2013 Omnibus Incentive Plan					X
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2026.

VINCE HOLDING CORP.

By:	/s/ Brendan Hoffman
	Name:	Brendan Hoffman
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (other than Brendan Hoffman and Yuji Okumura) hereby severally constitutes and appoints each of Brendan Hoffman and Yuji Okumura, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and any and all amendments to this Registration Statement (including post-effective amendments), granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming that said attorney or his or her substitute, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 10, 2026 by the following persons in the capacities indicated.

Signature	Title
/s/ Brendan Hoffman	Chief Executive Officer (principal executive officer)
Brendan Hoffman

/s/ Yuji Okumura	Chief Financial Officer (principal financial and accounting officer)
Yuji Okumura
/s/ Kelly Griffin	Director
Kelly Griffin
/s/ Robin Kramer	Director
Robin Kramer
/s/ Michael Mardy	Director
Michael Mardy
/s/ David Stefko	Director
David Stefko